Exhibit (n) Consent of Independent Registered Public Accounting Firm for VUL 5 / VUL 5-ES
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 13 to the Registration Statement on Form N-6 (No.333-182361) (the “Registration Statement”) of RiverSource® Variable Universal Life 5/RiverSource® Variable Universal Life 5 - Estate Series of our report dated February 24, 2022 consent to the incorporation by reference in the Registration Statement of RiverSource Life Insurance Company and our report dated April 22, 2022 relating to the financial statements of each of the divisions of RiverSource Variable Life Separate Account indicated in our report, which appear in Post-Effective Amendment No. 11 to the Registration Statement on Form N-6 (No. 333-227506). We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm" in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 22, 2022